                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for use of the
/X/ Definitive Proxy Statement                   Commission only
/ / Definitive Additional Materials              (as permitted by Rule
/ / Soliciting Material Pursuant to              14a-6(e)(2))
    Section 240.14a-12

                           First Banks America, Inc.
------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                           FIRST BANKS AMERICA, INC.
                               135 NORTH MERAMEC
                            CLAYTON, MISSOURI 63105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, JUNE 25, 1998


To the Stockholders of First Banks America, Inc.:

      Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of First Banks America, Inc., a Delaware corporation (the "Company"), will be held at 135 North Meramec, Clayton, Missouri, on Thursday, June 25, 1998 at 4:00 p.m., local time, for the following purposes:

            (1) To elect seven directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified; and

            (2) To transact any and all other business as may properly be presented at the meeting and any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on June 1, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for examination at the main office of the Company for ten (10) days prior to the meeting.

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

      YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON PAGE 2 OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE BY OUR STOCKHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                                          By Order of the Board of Directors,


Clayton, Missouri                         ALLEN H. BLAKE,
June 3, 1998                              Secretary

                     FIRST BANKS AMERICA, INC.
                         135 NORTH MERAMEC
                      CLAYTON, MISSOURI 63105

                          PROXY STATEMENT
                                FOR
                  ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON JUNE 25, 1998


                       ---------------------


             SOLICITATION AND REVOCABILITY OF PROXIES

      This Proxy Statement is being furnished to stockholders of First Banks America, Inc., a Delaware corporation ("FBA" or the "Company"), in connection with the solicitation by the Board of Directors of FBA of proxies to be voted at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 25, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) thereof. This Proxy Statement and the enclosed form of proxy are first being mailed to the stockholders on or about June 3, 1998.

      The accompanying form of proxy is designed to permit each holder of FBA's common stock, par value $.15 per share ("Common Stock"), (1) to vote for or withhold voting for any or all of the seven nominees for director of FBA listed on the proxy; and (2) to authorize the named proxies to vote in their discretion with respect to any other proposal properly presented at the Annual Meeting.

      As of June 1, 1998, the record date for determining the stockholders entitled to vote at the Annual Meeting the ("Record Date"), there were 5,186,961 shares of voting stock outstanding, consisting of 2,686,961 shares of Common Stock and 2,500,000 shares of Class B Common Stock. 1,266,176 of the outstanding shares of Common Stock and all of the outstanding shares of Class B Common Stock are owned by First Banks, Inc., a Missouri corporation ("First Banks"). Each share of Common Stock and of Class B Common Stock is entitled to one vote in the election of each director. By virtue of its ownership of the Common Stock and Class B Common Stock referred to above, First Banks controls 72.6% of all shares entitled to vote at the Annual Meeting.

      First Banks is owned by trusts created and administered by and for the benefit of James F. Dierberg and members of his immediate family. Mr. Dierberg is the Chairman of the Board, Chief Executive Officer and President of FBA. Mr. Dierberg is also Chairman of the Board, Chief Executive Officer and President of First Banks. The other executive officers and directors of FBA were the record holders of 49,753 shares of Common Stock as of the Record Date.

      When a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the accompanying form of proxy will be voted at the Annual Meeting and any adjournment(s) thereof FOR the election of the nominees listed herein under the caption "ELECTION OF DIRECTORS" and at the discretion of the proxies on any other business which may be properly presented at the Annual Meeting and any adjournment(s) thereof.

      The Company encourages the personal attendance of its stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of FBA at its principal executive offices at any time before the proxy is voted, or by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by FBA at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of the revocation. Mere attendance at the Annual Meeting will not revoke the proxy.

      The total cost of the solicitation of proxies pursuant to this Proxy Statement will be borne by FBA. Proxies may be solicited by directors, officers and employees of FBA without special remuneration. Banks, brokerage houses and other custodians, nominees and fiduciaries who forward soliciting material to the beneficial owners of shares of Common Stock entitled to vote at the meeting will be reimbursed by FBA for their out-of-pocket expenses incurred in this connection. In addition to the mails and other delivery services, proxies may be solicited by personal interviews, telephone or telegraph.

      The Annual Report to Stockholders covering FBA fiscal year ended December 31, 1997, including audited financial statements, has been previously mailed to stockholders. The Annual Report does not form any part of the proxy solicitation material. Additional copies of the 1997 Annual Report to Stockholders may be obtained without charge upon written request to Allen H. Blake, Secretary, First Banks America, Inc., 135 North Meramec, Clayton, Missouri 63105.


           VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

GENERAL

      Only holders of record of outstanding shares of Common Stock and Class B Common Stock as of the Record Date are entitled to notice of, and to vote, in person or by proxy, at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, there were issued and outstanding 2,686,961 shares of Common Stock and 2,500,000 shares of Class B Common Stock.

      Holders of shares of Common Stock and Class B Common Stock are entitled to one vote for each share held of record on the Record Date. Holders of Common Stock and Class B Common Stock are permitted to exercise cumulative voting in a contested election of directors. This means that, if there are more nominees for director than positions to be elected, each holder would be permitted to cast as many votes as equals the product of the number of directors to be elected (i.e., seven at the Annual Meeting) times the number of shares held by such holder, and to cast all these votes for one candidate or to divide the votes among two or more candidates in any amounts chosen by the stockholder. First Banks would also have the right to utilize cumulative voting with respect to its shares of Common Stock and Class B Common Stock.
The proxy holders authorized to vote in favor of nominees listed herein under the caption "ELECTION OF DIRECTORS" will be permitted to vote cumulatively in the absence of instructions to the contrary.

      The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of voting stock, including the Common Stock and the Class B Common Stock, is necessary to constitute a quorum to transact business at the Annual Meeting and any adjournment(s) thereof.

      On each proposed action, proxies marked as withheld votes or abstentions and broker non-votes will not be voted but will be treated as present and entitled to vote. Such proxies will therefore have the same effect as votes against the proposed action.

SECURITY OWNERSHIP OF MANAGEMENT AND OF CONTROLLING STOCKHOLDER

      The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of Common Stock and Class B Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of either class of stock, by each director, by certain executive officers and by all executive officers and directors of FBA as a group:

  TITLE OF              NAME OF BENEFICIAL                   NUMBER OF SHARES AND NATURE         PERCENT
   CLASS                      OWNER                            OF BENEFICIAL OWNERSHIP           OF CLASS
-----------------------------------------------------------------------------------------------------------
Class B Stock           First Banks, Inc.                     2,500,000<F1><F2><F3>                100
                        135 N. Meramec
                        Clayton, Missouri
                        63105

Class B Stock           James F. Dierberg                     2,500,000<F1><F2><F3>                100

Common Stock            First Banks, Inc.                     1,952,523<F1><F2><F3><F4>            57.9

Common Stock            James F. Dierberg                     1,952,523<F1><F2><F3><F4>            57.9

Common Stock            Allen H. Blake                            1,902<F5>                        <F*>

Common Stock            Charles A. Crocco, Jr.                    9,272<F6>                        <F*>

Common Stock            Albert M. Lavezzo                        20,164<F5>                        <F*>

Common Stock            Edward T. Story, Jr.                      9,182<F6>                        <F*>

Common Stock            Mark T. Turkcan                             200<F5>                        <F*>

                                    3

Common Stock            David F. Weaver                           8,000<F5>                        <F*>

Common Stock            Donald W. Williams                        1,033<F5>                        <F*>

All executive                                                  2,002,276 shares                  59.4% of
officers and                                                   Common Stock<F4>                   Common
directors as a                                                                                    Stock
  group (8 persons)
                                                               2,500,000 shares                  100% of
                                                                 Class B Stock                   Class B
                                                                                                  Stock

------------------------------
<F*> Less than one percent.

<F1>  The shares shown as beneficially owned by First Banks and James F.
      Dierberg comprise 100% of the outstanding shares of Class B Stock and 57.9% of the Common Stock; for all other persons listed, the shares and percentages reflected are Common Stock. Each share of Common Stock and Class B Stock is entitled to one vote on matters subject to stockholder vote. Under Rule 13d3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. All of the shares of Class B Stock and Common Stock owned by First Banks are pledged to secure a loan to First Banks from a group of unaffiliated lenders. The related credit agreement contains customary provisions which could ultimately result in transfer of such shares if First Banks were to default in the repayment of the loan and such default were not cured, or other arrangements satisfactory to the lenders were not made, by First Banks.
<F2>  The controlling stockholders of First Banks are (i) the James F.
      Dierberg, II, Family Trust; (ii) Michael James Dierberg and Mary W. Dierberg, trustees under the living trust of Michael James Dierberg;
      (iii) the Ellen C. Dierberg Family Trust; (iv) James F. Dierberg, trustee of the James F. Dierberg living trust; (v) the Michael J. Dierberg Family Trust; and (vi) First Trust (Mary W. Dierberg and First Bank, Trustees). Mr. James F. Dierberg, the Chairman of the Boards of Directors, President and Chief Executive Officer of FBA and First Banks, and Mrs. Mary W. Dierberg are husband and wife, and Messrs. James F. Dierberg, II, Michael James Dierberg and Miss Ellen C. Dierberg are their adult children.
<F3>  Due to the relationships among James F. Dierberg, Mary W. Dierberg,
      First BankMissouri and the three children of James F. and Mary W. Dierberg, Mr. Dierberg is deemed to share voting and investment power over all of the outstanding voting stock of First Banks, which in turn exercises voting and investment power over the shares of Common Stock and Class B Stock attributed to it in the table.
<F4>  Includes 686,347 shares of Common Stock which First Banks has the right to acquire upon conversion of $6.5 million principal amount plus $2.08 million accrued interest on a convertible debenture issued to First Banks in connection with the acquisition by FBA of First Commercial Bancorp. Such shares are deemed outstanding for the purpose of calculating the percentage ownership of First Banks, Mr. Dierberg and executive officers and directors as a group, but are not otherwise taken into account in calculating the percentages shown in the table.
<F5>  All of the shares attributed in the table to Messrs. Blake, Turkcan,
      Weaver and Williams are owned by them directly; Mr. Lavezzo owns 8,710 shares directly and 11,454 shares indirectly through a profit-sharing/pension plan.
<F6>  The shares attributed to Messrs. Crocco and Story include shares subject to vested, currently exercisable stock options granted under the Company's 1990 Stock Option Plan. Mr. Crocco has an option covering 6,666 shares; he owns directly 2,606 shares. Mr. Story has an option covering 6,666 shares; he owns directly 2,516 shares.

                       ELECTION OF DIRECTORS

      The Board of Directors recommends that the stockholders vote to re-elect Messrs. Blake, Crocco, Dierberg, Lavezzo, Story, Turkcan and Williams as directors, each for a one-year term.


NOMINEES

      As of the Record Date the Board of Directors consisted of seven members, who are identified in the following table which sets forth the information indicated as of that date. Each of the directors was elected or appointed to serve a one-year term and until his successor has been duly qualified for office.

         NAME                      AGE      DIRECTOR            PRINCIPAL OCCUPATION DURING LAST FIVE YEARS AND
                                             SINCE                     DIRECTORSHIPS OF PUBLIC COMPANIES
------------------------------------------------------------------------------------------------------------------------
Allen H. Blake                     55         1994       Vice President, Chief Financial Officer and Secretary of FBA
                                                         since 1994; Director and Executive Vice President of First
                                                         Commercial Bancorp, Inc. ("FCB") from 1995 until its merger into FBA in February 1998; Executive Vice President of First
                                                         Banks since 1996; Senior Vice President of First Banks from
                                                         1992 until 1996; Secretary and Director of First Banks since
                                                         1988; joined First Banks as Vice President and Chief Financial
                                                         Officer in 1984.

Charles A. Crocco, Jr.<F1>         59         1988       Partner in the law firm of Crocco & De Maio, P.C., New York
                                                         City since 1970; director of The Hallwood Group Incorporated
                                                         (merchant banking).

James F. Dierberg                  60         1994       Chairman of the Board of Directors, Chief Executive Officer and
                                                         President of FBA since 1995; Chairman of the Board and Chief
                                                         Executive Officer of First Banks since 1988; director of First
                                                         Banks since 1979; President of First Banks, 1979-1992 and
                                                         1994-present.

Albert M. Lavezzo                  61         1998       President and Chief Operating Officer of Favaro, Lavezzo, Gill,
                                                         Caretti & Heppell, Vallejo, California, a professional legal corporation.

Edward T. Story, Jr.<F1>           54         1987       President, Chief Executive Officer and Director of SOCO
                                                         International, plc, a corporation listed on the London Stock
                                                         Exchange, engaged in international oil and gas operations, since 1991; from 1990 until 1991, Chairman of Thaitex Petroleum
                                                         Company; from 1981 to 1990, Vice Chairman and Chief Financial
                                                         Officer of Conquest Exploration Company; director of Cairn
                                                         Energy plc, Hallwood Realty Corporation, Snyder Oil Corporation
                                                         and Seaunion Holdings, Ltd.

Mark T. Turkcan                    42         1994       Executive Vice President (Retail Banking), First Banks, since
                                                         1996; Senior Vice President (Retail Banking), First Banks,
                                                         since 1994 and Vice President from 1990 until 1994; joined
                                                         First Banks when Clayton Savings and Loan Association,
                                                         St. Louis, Missouri (now First Bank FSB), for whom Mr. Turkcan was employed in various  capacities since 1985, was acquired by
                                                         First Banks in 1990.

                                    5

Donald W. Williams                 50         1995       Executive Vice President of First Banks since April 1996;
                                                         Senior Vice President of First Banks from 1993 until  1996;
                                                         Director of FCB from 1995 until its merger into FBA in February
                                                         1998; Chief Credit Officer of First Banks and executive officer of various subsidiaries of First Banks since 1993; previously served as Senior Vice President in charge of  commercial credit approval, commercial loan operations, international operations and the credit department of Mercantile Bank of St. Louis, N.A.
                                                         from 1989 until 1993. Mr. Williams currently serves as
                                                         Executive Vice President and Chief Credit Officer of First
                                                         Banks and Chairman and Chief Executive Officer of the
                                                         California subsidiaries thereof.

------------------------------
<F1>Member of the Audit Committee.

      Mr. Lavezzo was the Chairman of the Board of Directors of Surety Bank, Vallejo, California ("Surety") prior to its acquisition by FBA in December 1997. The agreement by which Surety was acquired provided that FBA would cause a person designated by Surety's Board of Directors to be appointed to FBA's Board of Directors, and Mr. Lavezzo was so designated.

      Although FBA does not anticipate that any of the above-named nominees will refuse or be unable to serve as a director of FBA, the persons named in the enclosed form of proxy intend, if any nominee becomes unavailable, to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed by proxy to do otherwise.

      Assuming the presence of a quorum, the seven nominees receiving the largest number of the votes cast, including those cast by holders of the Common Stock and the Class B Common Stock represented at the Annual Meeting, will be elected as directors. The Company's By-Laws require that any nominations by a stockholder comply with certain procedural and disclosure requirements, including advance written notice to the Secretary of the Company.


EXECUTIVE OFFICERS

      The executive officers of the Company as of the Record Date were as follows:

    NAME               AGE                        OFFICE(S) HELD
---------------------------------------------------------------------------------------------------------------------
James F. Dierberg      60        Chairman of the Board, Chief Executive Officer and President.

Allen H. Blake         55        Vice President, Chief Financial Officer and Secretary.

David F. Weaver        50        Executive Vice President of FBA since 1995; Chairman of the Board, Chief Executive
                                 Officer and President of BankTEXAS N.A., a wholly-owned indirect subsidiary of FBA
                                 ("BankTEXAS"), since 1994; President of BankTEXAS Houston N.A. (predecessor of
                                 BankTEXAS) from 1988 to 1994.

      The executive officers were each elected by the Board of Directors to the office indicated. There is no family relationship between any of the nominees for director, directors or executive officers of the Company or its subsidiaries.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      Two members of the Board of Directors of FBA serve on the Audit Committee; there are no other committees of the Board. The duties of the Audit Committee include the making of recommendations to the Board of Directors for engaging and discharging FBA's independent auditors; reviewing and approving the engagement of the independent auditors for audit and nonaudit services and considering the independence of the auditors prior to engaging them; reviewing with the independent auditors the fee, scope and timing of the audit and nonaudit services; reviewing the completed audit with the independent auditors regarding the conduct of the audit, accounting adjustments, recommendations for improving internal controls and any other significant findings during the audit; meeting periodically with management and internal audit and loan review staff to discuss planning, scheduling and the extent and nature of internal audit and loan review procedures to be performed and the results therefrom; accounting and financial controls; reviewing internal accounting and auditing procedures with FBA's financial staff; and initiating and supervising any special investigations it deems necessary.

      Board and Committee Meetings. The Board of Directors held four meetings in 1997, including regular and special meetings, and there were four meetings of the Audit Committee. During 1997, all directors of FBA attended more than 75% of the aggregate of the number of meetings of the Board of Directors and the meetings held by all committees of the Board of Directors on which they served.


DIRECTOR COMPENSATION

      Directors who are not officers of FBA or affiliated with First Banks ("Unaffiliated Directors," consisting in 1997 of Messrs. Crocco and Story) were paid fees for their service as directors in 1997, consisting of an annual retainer of $7,500, a fee for each meeting of the Board of Directors attended of $3,000 and a fee of $500 for each committee meeting attended. Effective January 1, 1998, Unaffiliated Directors of FBA are to be paid a fee of $2,000 for each meeting of the Board of Directors attended and a fee of $500 for each committee meeting attended.

      Unaffiliated Directors also participate in the 1993 Directors' Stock Bonus Plan (the "Stock Bonus Plan"), which provides for an annual grant of 500 shares of Common Stock to each such director. Future grants would apply equally to current directors and to any individual who becomes a director of FBA in the future. The maximum number of shares that may be issued will not exceed 16,666 shares, and the plan will expire on July 1, 2001. Directors' compensation expense of $13,000 was incurred in 1997 in connection with the Stock Bonus Plan.

      None of the four directors of FBA who are also executive officers of First Banks (Messrs. Dierberg, Blake, Turkcan and Williams) receives any compensation from FBA or its subsidiaries (the "Subsidiary Banks") for service as a director, nor do they participate in the Stock Bonus Plan or any other compensation plan of FBA or the Subsidiary Banks. First Banks, of which Messrs. Dierberg, Blake, Turkcan and Williams are executive officers and Messrs. Dierberg and Blake are directors, provides various services to FBA and the Subsidiary Banks for which it is compensated (see "Compensation Committee Interlocks and Insider Participation").


FAMILY RELATIONSHIPS

      There is no family relationship between any of the nominees for director, directors or executive officers of FBA or its subsidiaries.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Subsidiary Banks have had in the past, and may have in the future, loan transactions in the ordinary course of business with directors of FBA or their affiliates. These loan transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not and will not involve more than the normal risk of collectibility or present other unfavorable features. The Subsidiary Banks do not extend credit to officers of FBA or of the Subsidiary Banks, except extensions of credit secured by mortgages on personal residences, loans to purchase automobiles and personal credit card accounts.

      Certain of the directors and officers of FBA and their respective affiliates have deposit accounts with the Subsidiary Banks. It is the policy of the Subsidiary Banks not to permit any officers or directors of the Subsidiary Banks or their affiliates to overdraw their respective deposit accounts unless that person has been previously approved for overdraft protection under a plan whereby a credit limit has been established in accordance with the standard credit criteria of the Subsidiary Banks.


                      EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding compensation earned during the year ended December 31, 1997, and specified information with respect to the two preceding years, by Mr. Weaver, who is the only executive officer of FBA whose annual compensation in 1997 from FBA or the Subsidiary Banks exceeded $100,000.

      Neither Mr. Dierberg nor Mr. Blake receives any compensation directly from either the Company or the Subsidiary Banks. The Company and the Subsidiary Banks have entered into various contracts with First Banks, of which Messrs. Dierberg and Blake are directors and executive officers, pursuant to which services are provided to the Company and the Subsidiary Banks (see "Compensation Committee Interlocks and Insider Participation" for additional information regarding contracts with First Banks).

                                                      SALARY             BONUS      ALL OTHER COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR          $$<F1>              $$                $$<F2>
------------------------------------------------------------------------------------------------------------
David F. Weaver, Executive Vice         1997        $103,750            20,000               3,144
President; Chairman of the Board,
Chief Executive Officer and President   1996          86,875            22,000               2,172
of BankTEXAS.
                                        1995         107,500              0                  3,225

------------------------------
<F1>  The total of all other annual compensation for each of the named officers is less than the amount required to be reported, which is the lesser of (a) $50,000 or (b) ten percent (10%) of the total of the annual salary and bonus paid to that person.
<F2>  All items reported are FBA's matching contributions to the 401(k) Plan for the year indicated.

      FBA has omitted from this Proxy Statement tables which would disclose information regarding stock options granted during 1997, stock options exercised during 1997 and long term incentive plan awards. No options were granted to or exercised by executive officers in 1997, and FBA does not have a long term incentive plan.


                      STOCK PERFORMANCE GRAPH

      The following graph sets forth a comparison of the cumulative total shareholder returns of FBA Common Stock, the New York Stock Exchange Market Value Index and the Media General Index of Banks located in the West South Central Region, for the five year period from December 31, 1992 through December 31, 1997. FBA's Common Stock and the securities of 28 other banks primarily located in Texas, Louisiana, Oklahoma and Arkansas are currently included in the Media General West South Central Banks index. The graph and the table which follows are based on the assumption that the value of the investment in FBA Common Stock and in each index was $100 at December 31, 1992 and that all dividends were reinvested (FBA did not pay any dividends during the period).









                                    [GRAPH]








                                12/31/92       12/31/93       12/31/94       12/31/95       12/31/96       12/31/97
                                --------       --------       --------       --------       --------       --------
FBA                              100.00          78.57          50.00          46.67          38.57          88.33

NYSE Market                      100.00         113.54         111.33         144.36         173.90         228.78
Value Index

Media General West               100.00         117.30          54.31          65.19          83.04         126.82
South Central Banks

                      EMPLOYEE BENEFIT PLANS

      FBA maintains various employee benefit plans. Directors are not eligible to participate in such plans except the 1990 Stock Option Plan and the 1993 Directors' Stock Bonus Plan unless they are also employees of FBA or one of its subsidiaries. Although Messrs. Blake and Dierberg are executive officers, they are not participants in any employee benefit plans of FBA.

      The Employees Retirement Plan (the "Pension Plan") is a noncontributory, defined benefit plan for all eligible officers and employees of FBA and its subsidiaries. During 1994, the Company discontinued the accumulation of benefits under the Pension Plan. While the Pension Plan continues in existence and provides benefits which had then accumulated, no additional benefits have accrued to participants since 1994, and no new participants will become eligible for benefits thereafter.

      Benefits under the Pension Plan are based upon annual base salaries and years of service as of 1994 and are payable only upon retirement or disability and, in some instances, at death. A participant who fulfilled the eligibility and tenure requirements prior to the discontinuation of accumulation of benefits will receive, upon reaching the normal retirement age of 65, monthly benefits based upon average monthly compensation during the five consecutive calendar years out of his or her last ten calendar years prior to 1994 that provided the highest average compensation.

As of December 31, 1997 Mr. Weaver would be eligible to receive annual benefits of approximately $11,000 upon retirement at age 65.


                   COMPENSATION COMMITTEE REPORT

      The Compensation Committee of FBA is comprised of its entire Board of Directors. Four of the current directors, including Mr. Dierberg, who is Chairman of the Board, Chief Executive Officer and President, and Mr. Blake, who is Vice President, Chief Financial Officer and Secretary, are executive officers of First Banks, which is compensated for their services on an hourly basis under the provisions of a management fee agreement between FBA and First Banks. None of the current directors has ever been compensated by FBA or its subsidiary banks as an executive officer.

      The purpose of the Compensation Committee is to consider the levels and components of executive compensation relative to those generally available in its market place, to the overall longterm objectives of FBA and to the interest of its stockholders. By maintaining appropriate balance in these factors, the Committee believes that it will be most effective in attracting and retaining wellqualified executives who will be capable of contributing to the success of FBA.

      The paramount objective of FBA is building the longterm value of the stockholders' investment, within the framework of operating its subsidiary financial institutions in a safe and sound manner. This is accomplished by achieving substantial improvements and consistency in earnings, strengthening the subsidiary banking franchises, and entering into strategic, economically viable acquisitions of other financial institutions. Consequently, the compensation of executives should be structured to attract individuals capable of contributing to the achievement of these objectives and to align the welfare of those individuals with that of the stockholders.

      The Committee periodically reviews the various components of FBA's executive compensation programs as outlined below:

      BASE SALARY. In determining the appropriate base salaries of its executive officers, the Committee evaluates the performance of FBA, considering general business and industry conditions, among other factors, and the contributions of specific executives toward that performance. Particular measurements to which the Committee assigns significance are net income, earnings per share, expense control, net interest margin, regulatory reports and the performance of the Common Stock. The Committee also evaluates each officer's areas of responsibility and the Company's performance in those areas. Finally, FBA considers the level of compensation paid comparable executives by other financial institutions of comparable size in its market places.

      BONUS. The Committee may elect to award bonuses to selected executive officers based largely upon the same criteria as the evaluations of base salaries, emphasizing the need to maintain competitive compensation packages and the desire to recognize outstanding performance by the officers.

      STOCK OPTION PROGRAM. The Committee recognizes that one way to align the interests of FBA's executive officers with those of its stockholders is the encouragement of ownership of FBA stock through stock options granted under its 1990 Stock Option Plan. Under this Plan, executive officers are eligible to receive stock options from time to time, giving them the right to purchase shares of common stock of FBA at a specified price in the future. Considering the number of options granted prior to 1993, the Committee has elected not to grant any additional options since that time.

      Prior to 1996, FBA had experienced financial difficulties which limited its success in accomplishing the Company's objectives. Recognizing the need to improve operating results, the Committee reviewed its compensation and benefit programs, concurrent with management's overall review of the organizational structure. The Committee concluded that the expenses associated with certain employee benefits were not commensurate with the benefit received by FBA. Specifically, the accumulation of benefits under FBA's pension plan and contributions for coverage of new retirees under the FBA post-retirement health care and life insurance plans were discontinued.

      Along with the need to improve operating results, the Company evaluated its management structure, recognizing the additional management resources available from First Banks. This evaluation resulted in a realignment of FBA's executive officers; two of the three current executive officers, Messrs. Dierberg and Blake, do not receive any compensation from FBA (see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION").

      The Committee reviewed the performance of FBA for 1997 relative to its net income, earnings per share, external growth, business development and asset quality. The Committee determined that improvement had been achieved in these areas, and that significant inroads were achieved in 1997 in enhancing FBA's banking franchises and its prospects for progressive and profitable growth. As a result, the Committee concluded that an increase in Mr. Weaver's base compensation was warranted and that a bonus comparable to that awarded in the prior year was appropriate.

      COMPENSATION OF CHIEF EXECUTIVE OFFICER. As noted above, Mr. Dierberg, the Chief Executive Officer of FBA, does not receive any compensation from FBA, BankTEXAS or First Bank of California. First Banks receives fees from FBA pursuant to data processing and management fee agreements (see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION").

      THE FOREGOING REPORT HAS BEEN PRESENTED BY THE ENTIRE BOARD OF DIRECTORS CONSISTING OF MESSRS. BLAKE, CROCCO, DIERBERG, LAVEZZO, STORY, TURKCAN AND WILLIAMS.


               COMPENSATION COMMITTEE INTERLOCKS AND
                       INSIDER PARTICIPATION

      Messrs. Dierberg and Blake, who are executive officers of FBA but do not receive any compensation for their services as such, are also members of the board of directors and executive officers of First Banks. Mr. Blake was also a director and executive officer of First Commercial Bancorp prior to its merger into FBA in February, 1998. First Banks does not have a compensation committee, but its board of directors performs the functions of such a committee. Except for the foregoing, no executive officer of FBA served during 1997 as a member of the Compensation Committee, or any other committee performing comparable functions, or as a director, of another entity any of whose executive officers or directors served on FBA's Compensation Committee.

      First Banks provides management services to FBA and the Subsidiary Banks. Management services are provided under a management fee agreement whereby FBA compensates First Banks on an hourly basis for its use of personnel for various functions including internal audit, loan review, income tax preparation and assistance, accounting, asset/liability and investment services, loan servicing and other management and administrative services. Fees paid under this agreement were $931,000 and $687,000 for the years ended December 31, 1997 and 1996, respectively. The fees paid for management services are at least as favorable as could have been obtained from an unaffiliated third party.

      Because of the affiliation with First Banks and the geographic proximity of certain of their offices, FBA shares the cost of certain personnel and services used by FBA and First Banks. This includes the salaries and benefits of certain loan and administrative personnel. The allocation of the shares costs are charged and/or credited under the terms of cost sharing agreements entered into during 1997. Because this involves distributing essentially fixed costs over a larger asset base, it allows each bank to receive the benefit of personnel and services at a reduced cost.
Fees
paid under these agreements were $383,000 for the year ended December 31, 1997.

      Effective April 1, 1997, First Services L.P., a limited partnership indirectly owned by FBA's Chairman and his children through its general partners and limited partners, began providing data processing and various related services to FBA under the terms of data processing agreements. Previously, these services were provided by a subsidiary of First Banks. Fees paid under these agreements were $643,000 and $311,000 for the years ended December 31, 1997 and 1996, respectively. The fees paid for data processing services are at least as favorable as could have been obtained from an unaffiliated third party.

      The Subsidiary Banks participate in loans with other bank affiliates of First Banks; as of March 31, 1998, $62.8 million of purchased loan participations and $74.0 million of sold loan participations were outstanding. Loans are purchased and sold at prevailing interest rates and terms at the time of such transactions and in accordance with the credit standards and policies of the purchasing entity.

      FBA borrows funds from First Banks pursuant to a revolving promissory note; as of March 31, 1998, the balance of that note was $13.5 million.

                SECTION 16(a) BENEFICIAL OWNERSHIP
                       REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the executive officers and directors of FBA, and persons who beneficially own more than ten percent of a registered class of its equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based upon a review of the reports received by FBA and the written representations from certain reporting persons that no Forms 5 were required for such persons, FBA believes that during the year ended December 31, 1997 all executive officers, directors and ten percent beneficial owners complied with the applicable filing requirements.

                       INDEPENDENT AUDITORS

      KPMG Peat Marwick LLP ("Peat Marwick") served as independent public accountant for the year ended December 31, 1997 and has been selected by the Board of Directors to serve for the current year. Representatives of Peat Marwick are expected to be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                          OTHER BUSINESS

      Management knows of no other business to be presented at the Annual Meeting. If, however, other matters should properly be presented at the Annual Meeting or any adjournment(s) thereof, the person or persons voting the proxy will vote as in his discretion he may deem appropriate.

                       STOCKHOLDER PROPOSALS

      Pursuant to Rule 14a8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in FBA's proxy statement for consideration at its Annual Meeting of Stockholders by submitting proposals to FBA in a timely manner. In order to be so included for the 1999 Annual Meeting of Stockholders, stockholder proposals must have been received by FBA not later than February 1, 1999 and must otherwise comply with the requirements of Rule 14a8 and with the Company's By-laws.


                                       By Order of the Board of Directors,


Clayton, Missouri                      ALLEN H. BLAKE
June 3, 1998                           Secretary

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               PROXY

                     FIRST BANKS AMERICA, INC.

           ANNUAL MEETING OF STOCKHOLDERS--JUNE 25, 1998



The undersigned hereby appoints Allen H. Blake and Mark T. Turkcan, and each of them, with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Stockholders of First Banks America, Inc. to be held in Clayton, Missouri on June 25, 1998, at 4:00 p.m. local time and at any adjournment thereof, and to vote the stock of the undersigned with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

The proxy when properly executed will be voted as specified herein. If no specification is made with respect to any particular proposal, it is the intention of the proxies to vote FOR each of the following proposals.


                               SEE REVERSE SIDE

----------------
     COMMON

1.  Election of Directors

       FOR                AGAINST                WITHHOLD
       all                  all                    all
     nominees             nominees               nominees
       / /                  / /                    / /


NOMINEES: Allen H. Blake, Charles A. Crocco, Jr., James F. Dierberg, Albert M. Lavezzo, Edward T. Story, Jr., Mark T. Turkcan, Donald W. Williams

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below:

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2.  In their discretion, upon any other matters which may properly come before the meeting or any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for such meeting.



--------------------------------------------------------------------
                              Signature



--------------------------------------------------------------------
                      Signature if owned jointly


Date:
     ---------------------------------------------------------------

                         APPENDIX

     Page 10 of the printed Proxy Statement contains a 5-Year Cumulative Total Return Graph. The information contained in the graph is set forth in the table following the graph.